UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 1, 2008

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Product Rights Acquisition Agreement

Effective August 1, 2008, Jazz Pharmaceuticals, Inc. (the “Company”) and JPI Commercial, LLC (“JPIC” and together with the Company, “Jazz Pharmaceuticals”) entered into a Product Rights Acquisition Agreement to sell all of Jazz Pharmaceuticals’ rights and interests to Antizol® (fomepizole) Injection and Antizol-Vet® (fomepizole) for injection (the “Products”) to Paladin Labs (Barbados) Inc. and Paladin Labs (USA) Inc. (together “Paladin”) for $5.5 million (the “Product Sale”). Paladin also purchased existing inventory, raw materials and work in process for $275,000. For the next three years, Jazz Pharmaceuticals will receive annual product payments equal to a specified percentage of net sales of the Products if sales reach certain thresholds (the “Future Product Payments”). In connection with the Product Sale, the Company will provide transition services to Paladin for between two and five months. The foregoing is only a brief description of the material terms of the Product Rights Acquisition Agreement, does not purport to be complete and is qualified in its entirety by the Product Rights Acquisition Agreement that is filed as Exhibit 10.76 to this current report on Form 8-K and incorporated by reference herein.

Pursuant to the terms of the senior secured notes issued by JPIC pursuant to the terms of that certain Senior Secured Note and Warrant Purchase Agreement, dated March 14, 2008 (the “Senior Notes”), the holders of the Senior Notes (the “Senior Note Holders”) have the right to receive the $5.5 million proceeds from the Product Sale and the first two annual Future Product Payments in partial prepayment of the outstanding principal of the Senior Notes. Senior Note Holders holding a majority of the Senior Notes have waived this right. Jazz Pharmaceuticals will pay the remaining Senior Note Holders approximately $500,000 as their pro rata share of the proceeds from the Product Sale and so long as the Senior Notes are outstanding will pay them a pro rata share of Future Product Payments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.76	Antizol® Product Rights Acquisition Agreement dated as of August 1, 2008 by and among JPI Commercial, LLC, Jazz Pharmaceuticals, Inc., Paladin Labs (Barbados) Inc., and Paladin Labs (USA) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Philip J. Honerkamp
Philip J. Honerkamp
Vice President, Deputy General Counsel

Date: August 6, 2008

EXHIBIT INDEX

Number	Description

10.76	Antizol® Product Rights Acquisition Agreement dated as of August 1, 2008 by and among JPI Commercial, LLC, Jazz Pharmaceuticals, Inc., Paladin Labs (Barbados) Inc., and Paladin Labs (USA) Inc.